UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 14, 2021
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Additional Notes and the Indenture (each as defined below) is contained in Item 3.02 of this Current Report and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On December 14, 2021, 8x8, Inc. (the “Company”) completed its previously announced sale of $137,500,000 in additional aggregate principal amount of its currently outstanding 0.50% Convertible Senior Notes due 2024 (the “Additional Notes”) at an offering price of $1,007.79 per $1,000 principal amount of Additional Notes (which includes accrued interest from August 1, 2021), pursuant to separate, privately negotiated agreements with certain qualified investors in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the investors.

The Additional Notes are the Company’s senior unsecured obligations, and were issued under an indenture, dated as of February 19, 2019 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Additional Notes constitute a further issuance of, and form a single series with, the Company’s outstanding 0.50% Convertible Senior Notes due 2024 issued on February 19, 2019 in the aggregate principal amount of $287.5 million and outstanding 0.50 % Convertible Senior Notes due 2024 issued on November 21, 2019 in the aggregate principal amount of $75.0 million (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes have substantially identical terms to the Existing Notes (except that they bear a transfer restriction legend) and are expected to be fungible with the Existing Notes for U.S. federal income tax purposes but will not be fungible with the Existing Notes for U.S. securities law purposes until such notes are resold off of an effective shelf registration statement, such notes are resold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such notes are no longer represented by a restricted CUSIP number and the transfer restriction legend has been deemed removed from such notes pursuant to Section 2.05(c) of the Indenture. 8x8 has committed to filing a resale registration statement with respect to the Additional Notes. Immediately after giving effect to the issuance of the Additional Notes, the Company has $500.0 million aggregate principal amount of 0.50% Convertible Senior Notes due 2024 outstanding.

The Additional Notes bear interest at a rate of 0.50% per year, accruing from the August 1, 2021 interest payment date of the Existing Notes, payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2022. The Additional Notes will mature on February 1, 2024, unless earlier converted, redeemed or repurchased in accordance with their terms.

The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding October 1, 2023, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on June 30, 2019 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after October 1, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion of a Note, the Company will pay or deliver cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The conversion rate for the Notes is initially 38.9484 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $25.68 per share of Common Stock). The conversion rate for the Notes will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following the Company’s issuance of a notice of redemption, the Company will increase the conversion rate of the Notes for a holder who elects to convert in connection with such a corporate event or during the related redemption period in certain circumstances.

The Company may not redeem the Notes prior to February 4, 2022. The Company may redeem for cash all or any portion of the Notes, at its option, on or after February 4, 2022 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of certain fundamental changes, the holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving the Company, the Notes will be due and payable immediately.

The net proceeds from the sale of the Additional Notes were approximately $134.5 million after deducting fees payable to the placement agent and other offering expenses payable by the Company. The Company used approximately $45 million of the net proceeds to repurchase shares of its common stock from the purchasers of the Additional Notes, at a price of $19.20 per share, and intends to use the remainder of the net proceeds to consummate the previously announced acquisition of Fuze, Inc. and for general corporate purposes.

The description above is a summary and is not meant to be a complete description of the Indenture or the Notes. This description is qualified in its entirety by reference to the Indenture (including the form of Note), a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On December 8, 2021, the Company issued a press release announcing the pricing of the Additional Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “ filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibits	Description
4.1
Indenture, dated as of February 19, 2019, between 8x8, Inc. and Wilmington Trust, National Association, as trustee (including form of Note) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed February 19, 2019)

99.1	Press release issued by 8x8, Inc. dated December 8, 2021
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2021

8x8, Inc.

By: /s/ SAMUEL WILSON
Samuel Wilson
Chief Financial Officer (Principal Financial, Accounting and Duly Authorized Officer)